UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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ORRSTOWN FINANCIAL SERVICES, INC.
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Leadership

Orrstown

FINANCIAL SERVICES, INC.

A Tradition of Excellence

2010 Annual Report

Table of Contents

Letter to Shareholders 1

Financial Highlights 6

Board of Directors 8

Executive Management Team 9

Directors Emeriti and Advisory Councils 10

Office Locations 11

Market & Investor Information 12

Our Mission

We Help Customers Realize Their Dreams

WITH OVER $1.5 BILLION IN ASSETS, ORRSTOWN FINANCIAL SERVICES, INC. AND ITS WHOLLY-OWNED SUBSIDIARY, ORRSTOWN BANK, PROVIDE A FULL RANGE OF CONSUMER AND BUSINESS FINANCIAL SERVICES THROUGH TWENTY BANKING OFFICES LOCATED IN CUMBERLAND, FRANKLIN, AND PERRY COUNTIES, PENNSYLVANIA, AND WASHINGTON COUNTY, MARYLAND. ORRSTOWN FINANCIAL SERVICES, INC.’S STOCK IS TRADED ON THE NASDAQ CAPITAL MARKET UNDER THE SYMBOL ORRF.

Thomas R. Quinn, Jr.

President and CEO

To Our Shareholders, Customers and Friends

We are pleased to report that 2010 was a year of great achievement for Orrstown Financial Services, Inc. The year was highlighted by continued recognition from respected industry publications and record financial performance that outpaced our peers. The Company’s results are particularly noteworthy in light of the challenges our industry faced as a result of the economic downturn and subsequent changes to the regulatory landscape due to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

In June we were recognized by US Banker Magazine as the 39th best performing community bank in the country.* This was the 5th consecutive year that we were included on this prestigious list and marked an improvement from our ranking of 52nd in 2009. The accolades continued later that month when the Central Penn Business Journal named us one of the 50 Fastest Growing Companies in Central Pennsylvania, as measured by revenue growth, for the 8th time.

We delivered record results in one of the toughest years in memory and have increased our dividend for more than 20 consecutive years. As the economy continues to improve, we are well positioned to take advantage of the opportunities to grow the franchise and deliver on our mission statement: “we help customers realize their dreams.”

“Management is doing things right; leadership is doing the right things.” —Peter F. Drucker

*Ranking based on three year ROAE of publicly traded banks and thrifts of major exchanges, pink sheets, and bulletin boards. Private companies that file with the SEC are also included. Source: SNL Financial

Orrstown Financial Services, Inc. 1

Orrstown Bank employees Holly Sherman and Dale Morrow volunteer at a Habitat for Humanity site.

Leadership Financial Performance

In 2010 our Company recorded the highest earnings in its 91 year history, posting net income for the year of $16,581,000—an increase of 24% over the previous year’s record mark of $13,373,000. We got off to a strong start last January and continued that momentum throughout the year, resulting in an increase in net income of $3,208,000 versus 2009 results. Net interest income increased 25% versus 2009 as a result of balance sheet growth and our ability to control our cost of funds. In fact, we have reduced our cost of funds for 24 consecutive months and our total interest expense in 2010 was 23% lower than in 2009. We also kept a sharp eye on other expenses, posting an overhead efficiency ratio of 54.9% for the year ended 2010.

As always, we paid close attention to credit quality. We added additional depth and expertise to our risk management group and continued our historical practice of conservative lending, guided by a comprehensive understanding of our clients’ needs. At year-end, non-performing assets to total assets was 1.07%, appreciably better than our peer group’s results. We also continued to add to our loan loss reserve in 2010, resulting in a year-end ratio of loan loss reserves to gross loans of 1.66%.

Additionally, our wealth management group had an outstanding year in 2010. When the economic downturn began in the fall of 2008, the Orrstown Financial Advisors team started meeting with their current clients while continuing to prospect for new relationships. This proactive approach continued throughout 2009 and into 2010, positioning the team to take advantage of a rebound in the financial markets. Combined trust and brokerage assets under management grew by 25.6% in 2010, ending the year at $929,327,000. 2010 revenue was up more than 27% compared to the prior year, and net income increased by over 40%.

Leadership Community Involvement

Orrstown Financial Services, Inc. has grown significantly over the past five years, as evidenced by asset growth of 151% when comparing year-end 2005 to year-end 2010. While we continue to explore opportunities to expand our franchise, one principle that will

It is the selfless dedication and countless volunteer hours

from our employees that really make the difference.

2 Orrstown Financial Services, Inc.

Members of the Orrstown Financial Advisors team unveil their outstanding year-end results.

not change is our commitment to the communities where we work and live. The numbers tell part of the story—in 2010 we gave over $400,000 in donations to nearly 300 organizations, including $124,000 through the Pennsylvania Educational Improvement Tax Credit Program. However, it is the selfless dedication and countless volunteer hours from our employees that really make the difference. In September, for example, a team of Orrstown employees participated in a joint venture between the Franklin County and Cumberland Valley Habitat for Humanity offices to build two homes in Shippensburg. In nearly triple digit heat, 10 of our dedicated team members spent the day framing a duplex that will provide homes for two deserving families. Before the framing even began, one of our board members, Glenn Snoke, prepared the site for the foundation. This was just one of the numerous Habitat for Humanity projects that got its start through the assistance of Snoke’s Excavating and Paving, Inc.

Another example of our outstanding employee involvement is the American Cancer Society’s annual Relay for Life. The Orrstown Bank team of 60 plus members raised more than $10,000 in 2010 through a number of events. Orrstown Bank also continued to support the United Way and exceeded our employee giving goal in 2010 with more than $31,000 in total contributions. In addition, we gave thousands more through our participation in various local United Way programs.

Leadership Economic Impact

Orrstown Financial Services, Inc. had a positive impact on the local economy last year. Our solid and consistent financial performance has made us an employer of choice in the region. Last year we hired 48 new employees and ended 2010 with 311 members on the Orrstown team. Despite unemployment figures that are higher than they have been in decades, Orrstown Bank grew its work force by 6.1%.

At a time when many local financial institutions were reluctant to make loans, we increased our gross loans 9.8%, ending the year with $966,986,000 in our portfolio. In 2010 we contributed to the local economy by lending to both consumers and small businesses throughout the region. For example, a commercial loan from Orrstown Bank helped Deetag USA, Inc. open a new manufacturing facility in Chambersburg. As a result, nine new jobs were created for this supplier of hydraulic hoses to Volvo Construction Equipment, and additional increases to the workforce are expected as demand increases. We also continued our partnership with Cumberland County Economic Development (CCED) resulting in the first Small Business First loan done by CCED as a State Certified Area Loan Organization, with proceeds facilitating the expanded operations of a local family farm.

“The Carlisle Area School District (CASD) is very grateful for the donation of the life-size bison statue. We are honored that Orrstown Bank was so willing to support our school.”

—Tom Longenecker, Director of Finance/Board Secretary, CASD

Orrstown Financial Services, Inc. 3

The Orrstown Bank Foundation has provided more than 50 scholarships to matriculating high school seniors over the past five years. Pictured above are the 2010 scholarship recipients with Mr. Quinn and Mr. Shoemaker.

Last year Orrstown Bank placed increased emphasis on expanding our commercial lending reach to the East Shore/Harrisburg region and generated more than $25,000,000 in new loans in this attractive market. One of those loans supported a construction project that allowed an area insurance services company to retain their 240 current employees plus provide room to expand the workforce by another 60 over the next two years.

Our mortgage origination team also had a more significant impact in 2010, as loan volume grew considerably. They settled 815 loans, an increase of 26.2% over 2009, and the dollar volume of our originations was more than $132,000,000—an improvement of 29.3% over the prior year’s results. The expansion of our mortgage operations was supported by enhancements in technology that streamlined our back office processing, enabling us to add additional originators to our sales team. By year-end, 11 mortgage originators were on board providing a variety of mortgage products to meet our customers’ needs, including: FHA, VA, and USDA Guaranteed Rural Housing loans.

A well-educated work force is a vital component in the growth of our rapidly changing economy, and the Orrstown Financial Advisors team played a role in supporting higher education as one of the primary investment advisors for the Clarence Schock Foundation. Through prudent management of their investment portfolio, our Advisors helped the Schock Foundation fulfill its mission of Investing In Youth For A Better Future. Since 1951 the Schock Foundation has awarded over 4,400 scholarships to area students, totaling more than $15,000,000.

Leadership Innovation

While 2010 was a year of great achievement for our Company, we are not content with the status quo and constantly challenge ourselves to improve. We have a number of significant initiatives already under way that will enable us to address our current clients’ financial needs and bring the Orrstown brand to new customers as well. We recently made an investment in business intelligence software that will improve our understanding of our customers’ entire financial picture and support our needs-based sales efforts. This new customer relationship management tool extracts data from all of our systems to provide real-time updates on customer profitability, sales tracking metrics and return on investment of marketing campaigns. The software will support our performance based incentive compensation programs and, most importantly, enable us to provide enhanced customer service to our clients.

We recognize that our customers’ banking habits are rapidly changing and we are enhancing our electronic delivery channels to provide the convenience they expect. A new website will be rolled out by mid-year featuring numerous improvements such as live online chat and the ability to open many of our loan and deposit products online. We recently launched an iPhone™ application that allows our customers to handle many of their routine banking tasks, such as checking balances, transferring funds and paying bills right from their mobile device. As a community bank, it is important for us to meet the changing needs of our customers while maintaining the traditions of excellence that have worked for more than 90 years. Rest assured, these initiatives

4 Orrstown Financial Services, Inc.

will enhance, not replace, our traditional customer service avenues.

Changing Regulatory Landscape

Until recently, the regulatory framework under which banks operate was generally consistent and predictable. That changed as a result of sweeping regulatory reform following the recent financial crisis. In March 2010, guided by the leadership of our Board of Directors and Executive Management Team, we made the proactive decision to raise capital. Our common stock offering was well received by the investment community and, at a price to tangible book value of 1.67, was one of the strongest capital raises by any financial institution last year. The net proceeds of $37.6 million positioned us to take advantage of both organic and non-organic growth opportunities and also enhanced our capital ratios in the face of increased regulatory scrutiny throughout the industry. At year-end our total risk based capital ratio stood at 14.80%.

In 2011, all financial institutions will face a level of uncertainty as the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act is realized. We are also paying close attention to the Basel III international reserve ratio standards. These rules will not begin to take effect until 2013, but will have implications for capital levels at all financial institutions. However, I am confident in the ability of our experienced management team to adapt to the changing regulatory landscape and believe our Company will continue to provide the returns our shareholders expect.

Thank you to our Board of Directors, Regional Advisory Councils, our Executive Management Team and each of our employees for their contributions to the Company’s success in 2010. Finally, a special thank you to our shareholders and customers who have loyally supported Orrstown Financial Services, Inc. throughout its 91 year history. Without you, none of this would be possible!

Sincerely,

Thomas R. Quinn, Jr.

President and Chief Executive Officer

“We make a living by what we get, but we make a life

by what we give.” —Winston Churchill

Orrstown Financial Services, Inc. 5

Financial Highlights

ORRF Total Assets
In Millions


06 $809.0
07 $885.0
08 $1,051.8
09 $1,196.4
10 $1,511.7

ORRF Shareholders' Equity
In Millions


06 $89.4
07 $96.1
08 $103.3
09 $110.9
10 $160.5

Return on Average Assets
Peer Comparison



	06	07	08	09	10
ORRF	1.61%	1.50%	1.38%	1.19%	1.21%
Peer Group*	1.10%	0.97%	0.54%	0.26%	0.54%

ORRF Cash Dividends
Per Share


06 $0.74
07 $0.82
08 $0.87
09 $0.88
10 $0.89

ORRF Net Income
Per Share


06 $1.87
07 $1.95
08 $2.04
09 $2.09
10 $2.18

Return on Average Equity
Peer Comparison



	06	07	08	09	10
ORRF	15.10%	13.64%	13.20%	12.48%	11.22%
Peer Group*	13.06%	10.77%	6.00%	2.22%	5.07%

ORRF Return on Average Equity


06 15.10%
07 13.64%
08 13.20%
09 12.48%
10 11.22%

ORRF Return on Average Assets


06 1.61%
07 1.50%
08 1.38%
09 1.19%
10 1.21%

Year-end data for publicly traded banks and thrifts with assets between $1 billion and $5 billion, as reported by SNL Financial on 2.16.2011.

6 Orrstown Financial Services, Inc.

Financial Highlights

(Dollars in thousands, except per share data) 2010 2009 % Increase

For the Years Ended December 31

Interest income $ 58,423 $ 53,070 10.1%

Interest expense 12,688 16,500 -23.1%

Net interest income 45,735 36,570 25.1%

Noninterest income (excluding securities gains) 20,157 16,024 25.8%

Noninterest expense 37,552 31,967 17.5%

Net income 16,581 13,373 24.0%

At Year-End

Assets $1,511,722 $1,196,432 26.4%

Loans 966,986 881,074 9.8%

Deposits 1,188,377 915,170 29.9%

Repurchase agreements 87,850 64,614 36.0%

Shareholders’ equity 160,484 110,886 44.7%

Trust and brokerage assets under management 929,327 740,028 25.6%

Per share data

Net income - basic $ 2.18 $ 2.09 4.3%

Net income - diluted 2.17 2.07 4.8%

Cash dividends 0.89 0.88 1.1%

Book value at year-end 20.10 17.21 16.8%

Tangible book value at year-end 17.50 13.96 25.4%

Performance statistics

Return on average equity 11.22% 12.48%

Return on average assets 1.21% 1.19%

Equity / assets at year-end 10.62% 9.27%

Orrstown Financial Services, Inc. 7

Board of Directors

Pictured above, left to right

Glenn W. Snoke

Director since 1999

President, Snoke’s Excavating

& Paving, Inc.

John S. Ward

Director since 1999

Former President, Modern Transit

Partnership

Retired Chief Clerk of

Cumberland County

Kenneth R. Shoemaker

Secretary of the Company

Director since 1986

President Emeritus,

Orrstown Bank

Gregory A. Rosenberry

Director since 1997

President and General Partner,

Rosenberry Family Limited

Partnership

Thomas R. Quinn, Jr.

President and Chief Executive Officer

Director since 2009

Joel R. Zullinger

Chairman

Director since 1981

An attorney with Zullinger-Davis PC

Andrea Pugh

Director since 1996

President & Sole Member,

PharmCare Consultants LLC

Mark K. Keller

Director since 2009

State Representative 86th District

Jeffrey W. Coy

Vice Chairman

Director since 1984

Former Commissioner, PA Gaming

Control Board—2005-2011

Former State Representative 89th

District—1983-2004

Anthony F. Ceddia

Director since 1996

President Emeritus,

Shippensburg University

Leadership and Management

Consultant

8 Orrstown Financial Services, Inc.

Douglas P. Barton

Senior Vice President

Chief Accounting Officer

Mark G. Bayer

Vice President

Director of Marketing

Barbara E. Brobst

Senior Vice President

Senior Trust Officer

Philip E. Fague

Executive Vice President

Mortgage and Consumer Business

Jeffrey W. Embly

Executive Vice President

Chief Credit Officer

Thomas R. Quinn, Jr.

President and

Chief Executive Officer

Bradley S. Everly

Executive Vice President

Chief Financial Officer

Stephen C. Caldwell

Vice President

Director of Human Resources

Michelle N. Paulnock

Senior Vice President

Operations

Benjamin S. Stoops

Senior Vice President

Chief Technology Officer

Gary R. Holder

Senior Vice President

Chief Retail Officer

Jeffrey S. Gayman

Senior Vice President

Chief Commercial Officer

Executive Management Team

Pictured above, left to right

Orrstown Financial Services, Inc. 9

Directors Emeriti and Advisory Councils

Directors Emeriti

Frank S. Heberlig, William O. Hykes, Galen L. Myers,

Raymond I. Pugh, Denver L. Tuckey, Peter C. Zimmerman

Carlisle Advisory Council

Dr. H. Robert Davis, Mary E. Duxbury, Robert G. Frey,

Zane R. Highlands, William H. Kronenberg, H. David

Miller, Jr., William M. Miller, Jr., Kenneth L. Tuckey

Chambersburg Advisory Council

Thomas G. Burkey, Tammi M. Hennessy, Robert J.

Hickey, Michael Ocker, Cheryl Plummer, G. Bryan

Salzmann, Karen Shearer, Karl Shreiner, Fred Stenger

Hagerstown Advisory Council

Lester A. Curry, Jason Divelbiss, George C. Harne,

Cindy Joiner, Cynthia Moler-Sullivan, Kent Reynolds,

David Rider

Shippensburg Advisory Council

John E. Clinton, Dr. Thomas Colley, Duaine A. Collier,

Jeffrey S. Craig, Jerry S. Lyons, William E. Naugle,

W. Mickey Nye, Stephen C. Oldt, Dr. Thomas N.

Papoutsis, Kathy Pugh

Perry County Advisory Council

Kermit B. Harry, Jr., Allen E. Hench, Dale E. McGuire,

Robert W. Morris, II, Larry Reisinger

West Shore Advisory Council

Mark R. Baseshore, Bony R. Dawood, Fred A. Gettys,

John W. Gleim, Jr., Max J. Hempt, Deborah B. Keys,

Keith A. Sealover, Robert L. Slagle, Richard C.

Snelbaker, Richard W. Stewart, Lorin Stough, State

Senator Patricia H. Vance, Glenda M. Wethington

Youth Advisory Council

Crystal Stine—Chairperson, Mary-Carolyn Burt, Lauren

Furry, Scott Henry, Anna Kovanic, Jessica Rabuck,

Arnela Zejcirovic

Eldon E. Funk Richard M. Diffenbaugh Christopher Ray Campbell

In Memoriam

It is with great sadness that we noted the passing last year of two of our Directors Emeriti. Eldon E. Funk and Richard M. Diffenbaugh both served the bank with great distinction and were well respected local businessmen and community leaders.

We were also saddened to note the passing in January, 2011 of Shippensburg Area Senior High School student Christopher Ray Campbell. Chris was a member of the first Orrstown Bank Youth Advisory Council and will be missed by all who knew him.

10 Orrstown Financial Services, Inc.

Juniata
Huntington
Dauphin
Perry
Newport
Duncannon
New Bloomfield
Camp Hill
Mechanicsburg
Carlisle
Spring Run
Orrstown
Shippensburg
Cumberland
Franklin
Chambersburg
Fulton
Adams
York
Greencastle
Hagerstown
Washington
Frederick
322
81
76
83
15
70
270

Office Locations

Camp Hill
3045 Market Street

Carlisle
22 South Hanover Street
427 Village Drive
2250 Spring Road
1 Giant Lane

Chambersburg
625 Norland Avenue
1725 Lincoln Way East
1355 Orchard Drive

Duncannon
403 North Market Street

Greencastle
308 Carolle Street

Hagerstown, MD
1020 Professional Court

Mechanicsburg
3 Baden Powell Lane
1110 East Simpson Street

New Bloomfield
1 South Carlisle Street

Newport
15 North Second Street
18 Newport Plaza

Orrstown
3580 Orrstown Road

Shippensburg
77 East King Street
121 Lurgan Avenue

Spring Run
16400 Path Valley Road

Orrstown Financial Services, Inc. 11

Market & Investor Information

Market Information

The common stock of Orrstown Financial Services, Inc. is traded on the NASDAQ Capital Market under the symbol ORRF. At the close of business December 31, 2010, there were 3,135 shareholders of record, with a total of 7,985,667 shares outstanding.

Investor Information

Annual Meeting

The Annual Meeting of Orrstown Financial Services, Inc. shareholders is scheduled for May 3, 2011 at 9:00 a.m. at the H. Ric Luhrs Performing Arts Center, 1871 Old Main Drive, Shippensburg, PA 17257. All shareholders are cordially invited to attend.

Annual and Quarterly Reports

Copies of our Annual and Quarterly Reports may be obtained at any office of Orrstown Bank, by writing to Registrar and Transfer Company, or by contacting Robin Burnhisel, Orrstown Bank, P. O. Box 250, Shippensburg, PA 17257.

Form 10-K

A copy of the Corporation’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, may be obtained by writing to Orrstown Bank, P. O. Box 250, Shippensburg, PA 17257.

The Notice of Annual Meeting of Shareholders, Proxy Statement, Annual Report on Form 10-K, and Form of Proxy are available free of charge at www.orrstown.com.

Transfer Agent

The transfer agent for Orrstown Financial Services, Inc. is Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016-3572. E-mail: info@rtco.com. Website: www.rtco.com. Phone: 800.368.5948.

Dividends

Subject to the approval of the Board of Directors, quarterly cash dividends are paid in the months of February, May, August, and November.

Dividend Reinvestment Plan

Orrstown Financial offers its shareholders the convenience of a dividend reinvestment and stock purchase plan. Shareholders may have their quarterly cash dividends automatically reinvested in additional shares of common stock and may also make voluntary cash investments in amounts not less than $100 nor more than $2,500 each quarter. For more information, please contact our transfer agent using the information provided previously or by writing to Robin Burnhisel, Orrstown Bank, P. O. Box 250, Shippensburg, PA 17257.

Market Makers

Stifel, Nicolaus & Company, Inc.

2000 Oxford Drive, Suite 605

Bethel Park, PA 15102

866.253.0500

Boenning & Scattergood, Inc.

Four Tower Bridge

200 Barr Harbor Drive, Suite 300

West Conshohocken, PA 19428

800.883.1212

Sandler O’Neill & Partners, L.P.

919 Third Avenue, 6th Floor

New York, NY 10022

800.635.6851

Janney Montgomery Scott, LLC

1801 Market Street, 10th Floor

Philadelphia, PA 19103

800.526.6397

12 Orrstown Financial Services, Inc.

Certain statements in this Annual Report may constitute “forward looking statements” under the Private Securities Litigation Reform Act of 1995, which involve risk and uncertainties. Orrstown Financial’s actual results may differ significantly from the results discussed in such forward looking statements. Factors that might cause such a difference include, but are not limited to: economic conditions, competition in the geographic and business areas in which Orrstown Financial conducts its operations, fluctuations in interest rates, credit quality and government regulation.

Orrstown

FINANCIAL SERVICES, INC.

A Tradition of Excellence

77 East King Street • P. O. Box 250 • Shippensburg, PA 17257

1.888.677.7869 • www.orrstown.com